UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

THE PANTRY, INC.

(Exact name of registrant as specified in its charter)

Delaware	56-1574463
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1801 Douglas Drive P.O. Box 1410 Sanford, North Carolina	27331-1410
(Address of Principal Executive Offices)	(Zip Code)

THE PANTRY, INC. 1999 STOCK OPTION PLAN

(Full title of the plan)

Daniel J. Kelly

Chief Financial Officer

1801 Douglas Drive

P.O. Box 1410

Sanford, North Carolina 27331-1410

(Name and address of agent for service)

(919) 774-6700

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock ($0.01 par value per share)	882,505 Shares	$20.11	$17,747,175.55	$2,248.57

(1)	Plus such indeterminate number of shares as may be issued pursuant to certain antidilution provisions contained in the plan.
(2)	Pursuant to Rule 457(c) and (h), based upon the average of the high and low prices for the Company’s Common Stock reported on the Nasdaq Stock Market on April 28, 2004.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

EXPLANATORY NOTE

As permitted by the rules of the Securities and Exchange Commission (the “Commission”), this Registration Statement omits the information specified in Part I (Items 1 and 2) of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Plan as required by Rule 428(b) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This registration statement is filed to register 882,505 additional shares of common stock of The Pantry, Inc. (the “Registrant”) for issuance pursuant to the Plan. A registration statement on Form S-8 relating to the Plan, File No. 333-55836 is effective, and such Registration Statement is incorporated by reference into this Registration Statement.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following additional documents, which have been filed by the Registrant with the Commission, are incorporated by reference into this Registration Statement:

(1) Annual Report on Form 10-K for the fiscal year ended September 25, 2003, as amended;

(2) Quarterly Report on Form 10-Q for the three-month period ended December 25, 2003, as filed with the Commission on February 6, 2004; and

(3) Current Reports on Form 8-K, as filed with the Commission on October 31, 2003, as amended December 9, 2003 (Item 7) on Form 8-K/A; January 15, 2004 (except Items 7 and 12 thereof); February 9, 2004; February 17, 2004; February 17, 2004; February 19, 2004; March 17, 2004 and March 22, 2004.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Any statement contained in a document, all or a portion of which is incorporated by reference herein, shall be deemed modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified shall not be deemed to constitute a part of this Registration Statement except as so modified, and any statement so superseded shall not be deemed to constitute part of this Registration Statement.

ITEM 8. EXHIBITS.

Exhibit Number	Description of Exhibit

5	Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. as to the legality of the Common Stock registered hereby.

23.1	Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (included in Exhibit 5 hereto).

23.2	Consent of Deloitte & Touche LLP.

24	Power of Attorney (included on the signature page hereto).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sanford, State of North Carolina, on April 28, 2004.

THE PANTRY, INC.

By:        /s/  Peter J. Sodini

            Peter J. Sodini, President and

            Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter J. Sodini and Daniel J. Kelly, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Peter J. Sodini Peter J. Sodini	President, Chief Executive Officer and Director (Principal Executive Officer)	April 28, 2004

/s/ Daniel J. Kelly Daniel J. Kelly	Chief Financial Officer (Principal Financial Officer)	April 28, 2004

/s/ Berry L. Epley Berry L. Epley	Corporate Controller (Principal Accounting Officer)	April 28, 2004

/s/ Todd W. Halloran Todd W. Halloran	Director	April 28, 2004

Jon D. Ralph	Director

/s/ Charles P. Rullman Charles P. Rullman	Director	April 28, 2004

/s/ Peter M. Starrett Peter M. Starrett	Director	April 28, 2004

/s/ Hubert E. Yarborough, III Hubert E. Yarborough, III	Director	April 28, 2004

/s/ Byron E. Allumbaugh Bryon E. Allumbaugh	Director	April 28, 2004

/s/ Thomas M. Murnane Thomas M. Murnane	Director	April 28, 2004

/s/ Paul L. Brunswick Paul L. Brunswick	Director	April 28, 2004

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

5	Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. as to the legality of the Common Stock registered hereby.

23.1	Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (included in Exhibit 5 hereto).

23.2	Consent of Deloitte & Touche LLP.

24	Power of Attorney (included on the signature page hereto).